                                                                   EXHIBIT 10.11

                               PURCHASE AGREEMENT

                              DATED JUNE 30, 1995

                        BETWEEN CORINTHIAN SCHOOLS, INC.

                        AND THE PURCHASERS LISTED HEREIN

                              PURCHASE AGREEMENT
                              ------------------


          THIS AGREEMENT is made as of June 30, 1995 between Corinthian Schools, Inc., a Delaware corporation (the "Company"), and the Persons listed on the Schedule of Purchasers attached hereto (collectively referred to herein as the "Purchasers" and individually as a "Purchaser"). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 6 hereof.

          The parties hereto agree as follows:

          Section 1.     Authorization and Closing.
                         -------------------------

          1.1A.     Authorization of the Preferred Stock and the Common Stock.
                    ---------------------------------------------------------
The Company shall authorize the issuance and sale to the Purchasers of 18,125 shares of its Class A Preferred Stock, par value $1.00 per share (the "Class A Preferred"), 60,410 shares of its Class A Common Stock, par value $.01 per share (the "Class A Common"), and 8,340 shares of its Class B Common Stock, par value $.01 per share (the "Class B Common") each having the rights and preferences set forth in Exhibit A attached hereto. The Class A Common and the Class B Common
         ---------
are collectively referred to herein as the "Investor Common Stock." Together with the Class A Preferred, they are collectively referred to as the "Investor Stock".

          1.1B.     Purchase and Sale of Investor Stock.  At the Closing, the
                    -----------------------------------
Company shall sell to each Purchaser and, subject to the terms and conditions set forth herein, each Purchaser shall purchase from the Company the number of shares of Investor Stock set forth opposite such Purchaser's name on the Schedule of Purchasers attached hereto at the prices specified therein. The sale of the Investor Stock to each Purchaser shall constitute a separate sale hereunder.

          1.1C.     The Closing.  The closing of the separate purchases and
                    -----------
sales of the Investor Stock (the "Closing") shall take place at the offices of National Education Corporation ("NEC"), 18400 Von Karman Avenue, Irvine, California at 10:00 a.m. on June 30, 1995, or at such other place or on such other date as may be mutually agreeable to the Company and each Purchaser, but in no event later than July 7, 1995. At the Closing, the Company shall deliver to each Purchaser stock certificates evidencing the Investor Stock to be purchased by such Purchaser, registered in such Purchaser's or its nominee's name, upon payment of the purchase price thereof by a cashier's or certified check, or by wire transfer of immediately available funds to the Company's account or such other account as may be reasonably specified in writing a sufficient amount of time

                                      -1-
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before Closing, in the aggregate amount set forth opposite such Purchaser's name on the Schedule of Purchasers.

          Section 2.  Conditions of Each Purchaser's Obligation at the Closing.
                      --------------------------------------------------------
The obligation of each Purchaser to purchase and pay for the Investor Stock at the Closing is subject to the satisfaction as of the Closing of the following conditions:

          2.1A.     Representations and Warranties; Covenants.  The
                    -----------------------------------------
representations and warranties contained in Section 5 hereof shall be true and correct at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and the Company shall have performed all of the covenants required to be performed by it hereunder prior to the Closing.

          2.1B.     Amendment of Certificate of Incorporation.  The Company's
                    -----------------------------------------
Certificate of Incorporation (the "Certificate of Incorporation") shall have been amended and restated as set forth in Exhibit A hereto (the "Restated
                                          ---------
Certificate of Incorporation"), shall be in full force and effect under the laws of Delaware as of the Closing as so amended and shall not have been further amended or modified.

          2.1C.     Amendment of the Company's Bylaws.  The Company's bylaws
                    ---------------------------------
shall have been duly amended to be in the form attached hereto as Exhibit B.
                                                                  ---------
The Company's bylaws shall be in full force and effect as of the Closing as so amended and shall not have been further amended or modified.

          2.1D.     Registration Agreement.  The Company, the Purchasers and the
                    ----------------------
other persons specified therein shall have entered into a registration agreement in form and substance as set forth in Exhibit C attached hereto (the
                                      ---------
"Registration Agreement"), and the Registration Agreement shall be in full force and effect as of the Closing.

          2.1E.     Executive Stock Agreements.  The Company shall have entered
                    --------------------------
into an executive stock agreement, in form and substance substantially similar to Exhibit D attached hereto (an "Executive Stock Agreement"), with each of
   ---------
David G. Moore, Paul St. Pierre, Frank J. McCord, Dennis L. Devereux and Lloyd
W. Holland and each such Executive Stock Agreement shall not have been amended or modified and shall be in full force and effect as of the Closing.

          2.1F.     Sale of Investor Stock to Each Purchaser.  The Company shall
                    ----------------------------------------
have simultaneously sold to each Purchaser the Investor Stock to be purchased by such Purchaser hereunder at the Closing and shall have received payment therefor in full.

          2.1G.     Key-Man Life Insurance.  The Company shall have obtained
                    ----------------------
key-man life insurance policies on the lives of David G. Moore and Paul St. Pierre in the face amount of $1,500,000 and $1,000,000 respectively, which policies shall be in full force and effect as of the Closing. Such insurance policies shall name the Company as beneficiary and shall provide that such insurance policies may not be canceled unless the insurance carrier gives at least 30 days prior written notice of such cancellation to each Purchaser.

          2.1H.     Securities Law Compliance.  The Company shall have made all
                    -------------------------
filings under all applicable federal and state securities laws necessary to consummate the issuance of the Investor Stock pursuant to this Agreement in compliance with such laws.

          2.1I.     Acquisition Agreement.  The Asset Purchase Agreement, dated
                    ---------------------
as of June 28, 1995, between the Company National Education Centers, Inc., and NEC (the "Acquisition Agreement") shall be in full force and effect as of the Closing and shall not have been amended or modified. The Company's closing conditions in the Acquisition Agreement shall have been satisfied in full (without reliance on any waiver by the Company), and the acquisition contemplated by the Acquisition Agreement (the "Acquisition") shall have been consummated simultaneously with the Closing hereunder in accordance with the terms of the Acquisition Agreement.

          2.1J.     Borrowing Agreement.  The Company and Banc One Capital
                    -------------------
Partners II, Limited Partnership (the "Lender") shall have entered into a loan agreement and related documents (collectively, the "Borrowing Agreement") providing for loans to the Company of up to $2,500,000 in form and substance satisfactory to each Purchaser, and the Borrowing Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.

          2.1K.     Opinion of the Company's Counsel.  Each Purchaser shall have
                    --------------------------------
received from O'Melveney & Myers, counsel for the Company, an opinion with respect to the matters set forth in Exhibit E attached hereto, which shall be
                                    ---------
addressed to each Purchaser, dated the date of the Closing and in form and substance reasonably satisfactory to each Purchaser.

          2.1L.     Closing Documents.  The Company shall have delivered to each
                    -----------------
Purchaser all of the following documents:

               (i) an Officer's Certificate, dated the date of the Closing, stating that the conditions specified in Section 1 and paragraphs 2A through 2J, inclusive, have been fully satisfied;

               (ii) certified copies of (a) the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of this Agreement, the Registration Agreement and each of the other agreements contemplated hereby, the filing of the amendment to the Certificate of Incorporation referred to in paragraph 2B, the amendment to the Company's bylaws referred to in paragraph 2C, the issuance and sale of the Investor Stock, and the consummation of all other transactions contemplated by this Agreement, and (b) the resolutions duly adopted by the Company's stockholders adopting the amendment to the Certificate of Incorporation referred to in paragraph 2B;

               (iii) certified copies of the Certificate of Incorporation, and the Company's bylaws, each as in effect at the Closing;

               (iv) certified copies of the Acquisition Agreement and the Borrowing Agreement, each as in effect at the Closing;

               (v) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal); and

               (vi) such other documents relating to the transactions contemplated by this Agreement as any Purchaser or its special counsel may reasonably request.

          2.1M.       Proceedings.  All corporate and other proceedings taken or
                      -----------
required to be taken by the Company in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be satisfactory in form and substance to each Purchaser and its special counsel.

          2.1N.       Waiver.  Any condition specified in this Section 2 may be
                      ------
waived if consented to by each Purchaser; provided that no such waiver shall be effective against any Purchaser unless it is set forth in a writing executed by such Purchaser.

          2.1O.       Expenses. At the Closing, the Company shall have
                      --------
reimbursed the Purchasers for the fees and expenses of their special counsel as provided in paragraph 7A hereof.

          Section 3.   Covenants.
                       ---------

          3.1A.       Financial Statements and Other Information.  The Company
                      ------------------------------------------
shall deliver to each Purchaser (so long as such Purchaser holds any Class A Preferred or any Underlying Common Stock) and to each holder of at least 5% of the outstanding Class A Preferred and each holder of at least 5% of the Underlying Common Stock:

               (i) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from

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     the beginning of the fiscal year to the end of such month, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the Company's annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied and shall be certified by the Company's chief financial officer;

               (ii) accompanying the financial statements referred to in subparagraph (i) an Officer's Certificate stating that there is no Event of Noncompliance in existence and that neither the Company nor any of its Subsidiaries is in default under any of its other material agreements or, if any Event of Noncompliance or any such default exists, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

               (iii) within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Company's annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (a) with respect to the consolidated portions of such statements, an opinion containing no exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of an independent accounting firm of recognized national standing acceptable to the holders of a majority of the outstanding Class A Preferred and the holders of a majority of the Underlying Common Stock, (b) a certificate from such accounting firm, addressed to the Company's board of directors, stating that [in the course of its examination nothing came to its attention that caused it to believe that there was an Event of Noncompliance in existence or that there was any other default by the Company or any Subsidiary in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of any other material agreement to which the Company or any Subsidiary is a party or, if such accountants have reason to believe any Event of Noncompliance or other default by the Company or any Subsidiary exists, a certificate specifying the nature and period of existence thereof,] and (c) a copy of such firm's annual management letter to the board of directors;

               (iv) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

               (v) at least 30 days but not more than 90 days prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), except that a budget for the period ending December 31, 1995 shall be delivered to the Purchasers by July 31, 1995 and a budget for the six-month period ending June 30, 1996 shall be so delivered by November 30, 1995, and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such or other budgets, and within 30 days after any monthly period in which there is a material adverse deviation from such budget, an Officer's Certificate explaining the deviation and what actions the Company has taken and proposes to take with respect thereto;

               (vi) promptly (but in any event within five business days) after the discovery or receipt of notice of any Event of Noncompliance, any default under any material agreement to which it or any of its Subsidiaries is a party or any other material adverse change, event or circumstance affecting the Company or any Subsidiary (including, without limitation, the filing of any material litigation against the Company or any Subsidiary or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

               (vii) within ten days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers or directors file with respect to the Company, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's and its Subsidiaries' businesses; and

               (viii) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this paragraph 3A may reasonably request.

Each of the financial statements referred to in subparagraph (i) and (iii) shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments for recurring accruals (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole).

          For purposes of this Agreement and the Registration Agreement, all holdings of Preferred Stock and Underlying Common Stock by Persons who are Affiliates of each other shall be aggregated for purposes of meeting any threshold tests under this Agreement and Registration Agreement. "Affiliate" means any Person which controls, is controlled by or is under common control with another Person and Persons which have received distributions of securities from a partnership holding such securities.

          3.1B.     Inspection Rights.  The Company shall permit any
                    -----------------
representatives designated by any Purchaser (so long as such Purchaser holds any Class A Preferred or Underlying Common Stock) or any holder of at least 5% of the outstanding Class A Preferred or at least 5% of the Underlying Common Stock, upon reasonable notice and during normal business hours, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries. The presentation of an executed copy of this Agreement by any Purchaser or any such holder of Class A Preferred or Underlying Common Stock to the Company's independent accountants shall constitute the Company's permission to its independent accountants to participate in discussions with such Persons.

          3.1C.     Attendance at Board Meetings.  The Company shall give each
                    ----------------------------
Purchaser (so long as such Purchaser holds any Class A Preferred or Underlying Common Stock) and each holder of at least 10% of the outstanding Class A Preferred or at least 10% of Underlying Common Stock written notice of each meeting of its board of directors and each committee thereof at the same time and in the same manner as notice is given to the directors (which notice shall be promptly confirmed in writing to each such Person), and the Company shall permit a representative of each such Person to attend as an observer all meetings of its board of directors and all committees thereof; provided that in the case of telephonic meetings conducted in accordance with the Company's bylaws and applicable law, each such Person need receive only actual notice thereof at least 48 hours prior to any such meeting, and each such Person's representative shall be given the opportunity to listen to such telephonic meetings. Each representative shall be entitled to receive all written materials and other information (including, without limitation, copies of meeting minutes) given to directors in connection with such meetings at the same time such materials and information are given to the directors. If the Company proposes to take any action by written consent in lieu of a meeting of its board of directors or of any committee thereof, the Company shall give written notice thereof to each such Person prior to the effective date of such consent describing in reasonable detail the nature and substance of such action. The Company shall pay the reasonable out-of-pocket expenses of each representative incurred in connection with attending such board and committee meetings. The obligations of the Company under paragraphs 3A, 3B and 3C shall terminate upon a Qualified Public Offering.

          3.1D.     Expenses of Directors.  All out-of-pocket expenses of each
                    ---------------------
board member incurred in connection with attending regular and special board meetings and any meeting of any board committee shall be paid by the Company.

          3.1E.     Restrictions.  The Company shall not, without the consent of
                    ------------
the holders of a majority of the Preferred Stock so long as at least 5% of the original amount thereof is outstanding or with the approval of the Board of Directors if the approving directors include at least one director affiliated with one of the Purchasers:

               (i) directly or indirectly declare or pay any dividends or make any distributions upon any of its capital stock or other equity securities other than the Preferred Stock pursuant to the terms of the Certificate of Incorporation, except for dividends payable in shares of Common Stock issued upon the outstanding shares of Common Stock;

               (ii) directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's or any Subsidiary's capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities) other than the Preferred Stock pursuant to the terms of the Certificate of Incorporation and other than as required by the Borrowing Agreement or this Agreement or directly or indirectly redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans; except for repurchases of Common Stock from employees of the Company and its Subsidiaries upon termination of employment pursuant to arrangements approved by the Company's board of directors so long as no Event of Noncompliance is in existence immediately prior to or is otherwise caused by any such repurchase;

               (iii) except as expressly contemplated by this Agreement and the Borrowing Agreement and except for stock options to be granted to key employees and outside directors of the Company covering no more than 2,500 shares of common stock and granted on terms approved by the Board of Directors of the Company, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of, (a) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features) or (b) any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities) which are senior to or on a parity with the Class A Preferred with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise or (c) any additional shares of Class A Preferred.

               (iv) make, or permit any Subsidiary to make, any loans or advances to, guarantees for the benefit of, or Investments in, any Person (other than a Wholly-Owned Subsidiary established under the laws of a jurisdiction of the United States or any of its territorial possessions), except for (a) reasonable advances to employees in the ordinary course of business, (b) acquisitions permitted pursuant to subparagraph (viii) below and (c) Investments having a stated maturity no greater than one year from the date the Company makes such Investment in (1) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (2) certificates of deposit of commercial banks having combined capital and surplus of at least $50 million or (3) commercial paper with a rating of at least "Prime-1" by Moody's Investors Service, Inc.;

               (v) merge or consolidate with any Person or permit any Subsidiary to merge or consolidate with any Person (other than a Wholly-Owned Subsidiary);

               (vi) sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, more than $250,000 of the consolidated assets of the Company and its Subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the Company's board of directors in its reasonable good faith judgment) in any 12-month period in any transaction or series of related transactions (other than sales in the ordinary course of business);

               (vii) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction

     (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes);

               (viii) acquire, or permit any Subsidiary to acquire, any interest in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture, involving an aggregate consideration in excess of $250,000 (including, without limitation, the assumption of liabilities whether direct or indirect);

               (ix) enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business other than the businesses of operating and acquiring schools;

               (x) become subject to, or permit any of its Subsidiaries to become subject to, (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict (a) the right of any Subsidiary to make loans or advances or pay dividends to, transfer property to, or repay any Indebtedness owed to, the Company or another Subsidiary or (b) the Company's right to perform the provisions of this Agreement, the Registration Agreement, the Certificate of Incorporation or the Company's bylaws (including, without limitation, provisions relating to the declaration and payment of dividends on and the making of redemptions of the Class A Preferred;

               (xi) except as expressly contemplated by this Agreement, make any amendment to the Certificate of Incorporation, or the Company's bylaws, or file any resolution of the board of directors with the Delaware Secretary of State containing any provisions, which would increase the number of authorized shares of the Class A Preferred or adversely affect or otherwise impair the rights or the relative preferences and priorities of the holders of the Class A Preferred or the Underlying Common Stock under this Agreement, the Certificate of Incorporation, the Company's bylaws or the Registration Agreement;

               (xii) enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers or directors or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person or individual owns a beneficial interest, except for employment arrangements and benefit programs approved by the Board;

               (xiii) increase any compensation (including salary, bonuses and other forms of current and deferred compensation) payable to any officer or director of the Company or any Subsidiary;

               (xiv) establish or acquire (a) any Subsidiaries other than Wholly-Owned Subsidiaries or (b) any Subsidiaries organized outside of the United States and its territorial possessions;

               (xv) create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, Indebtedness exceeding an aggregate principal amount of $4,500,000 outstanding at any time on a consolidated basis;

               (xvi) create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Liens other than Permitted Liens;

               (xvii) make any capital expenditures (including, without limitation, payments with respect to capitalized leases, as determined in accordance with generally accepted accounting principles consistently applied) exceeding $550,000 in the aggregate on a consolidated basis during any twelve-month period;

               (xviii) borrow against, pledge, assign, modify, cancel or surrender any key-man life insurance policies required to be maintained under paragraph 3F(vii) hereof; or

               (xix) use the proceeds from the sale of the Investor Stock and the Borrowing Agreement other than for the acquisition of schools pursuant to the Acquisition Agreement and the operation thereof.

                   3.1F.   Affirmative Covenants.  So long as at least 5% of the
                           ---------------------
authorized Class A Preferred remains outstanding, the Company shall, and shall cause each Subsidiary to:

               (i) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses;

               (ii) maintain and keep its material properties in good repair, working order and condition, and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted in all material respects at all times;

               (iii) pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid would by law become a Lien upon any of its property unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

               (iv) comply with all other material obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

               (v) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole;

               (vi) apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts as are customary for corporations of similar size engaged in similar lines of business;

               (vii) maintain the key-man life insurance policies referred to in paragraph 2G hereof; and

               (viii) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied.

               3.1G.  Compliance with Agreements.  The Company shall perform and
                      --------------------------
observe (i) all of its obligations to each holder of the Class A Preferred and all of its obligations to each holder of the Underlying Common Stock set forth in the Certificate of Incorporation and the Company's bylaws, and (ii) all of its obligations to each holder of Registrable Securities set forth in the Registration Agreement.

               3.1H.  Current Public Information. At all times after the Company
                      --------------------------
has filed a registration statement with the

Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

          3.1I.     Amendment of Other Agreements.  The Company shall not amend,
                    -----------------------------
modify or waive any provision of the Acquisition Agreement, the Borrowing Agreement or any Executive Stock Agreement without the prior written consent of the holders of a majority of the Underlying Common Stock, and the Company shall enforce the provisions of the Acquisition Agreement, the Borrowing Agreement and the Executive Stock Agreements and shall exercise all of its rights and remedies thereunder (including, without limitation, any repurchase options and first refusal rights).

          3.1J.     First Refusal Rights.
                    --------------------

       (i) Except for issuances of Common Stock (a) as otherwise contemplated herein or in the Borrowing Agreement or (b) pursuant to a public offering registered under the Securities Act, if the Company authorizes the issuance or sale of any shares of Common Stock or any securities containing options or rights to acquire any shares of Common Stock (other than as a dividend on the outstanding Common Stock), the Company shall first offer to sell to each holder of Underlying Common Stock and Executive Stock a portion of such stock or securities equal to the product of the aggregate amount of such stock or securities authorized for sale multiplied by the quotient determined by dividing
(1) the number of shares of Underlying Common Stock or Executive Stock held by such holder by (2) the sum of the total number of shares of Underlying Common Stock and Executive Stock and the number of shares of Common Stock outstanding which are not shares of Underlying Common Stock or Executive Stock. Each holder of Underlying Common Stock and Executive Stock shall be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to any other Persons.

       (ii) In order to exercise its purchase rights hereunder, a holder of Underlying Common Stock or Executive Stock must within 15 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment deliver a written notice to the Company describing its election hereunder. If all of the stock and securities offered to the holders of Underlying Common Stock and Executive Stock is not fully subscribed by such holders, the remaining stock and securities shall be reoffered by the Company to the holders purchasing their full allotment upon the terms set forth in this paragraph, except that such holders must exercise their purchase rights within five days after receipt of such reoffer.

       (iii) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such stock or securities which the holders of Underlying Common Stock and Executive Stock have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any stock or securities offered or sold by the Company after such 90-day period must be reoffered to the holders of Underlying Common Stock and Executive Stock pursuant to the terms of this paragraph.

       (iv) The rights under this paragraph and paragraph 3M shall terminate upon a Qualified Public Offering.

      3.1K.   Regulatory Compliance Cooperation.
              ---------------------------------

          Before the Company redeems, purchases or otherwise acquires, directly or indirectly, or converts or takes any action with respect to the voting rights of, any shares of any class of its capital stock or any securities convertible into or exchange able for any shares of any class of its capital stock (other than a redemption of Class A Preferred or a conversion of Class B Common), the Company shall give written notice of such pending action to the Purchasers.
Upon the written request of any Purchaser made within 10 days after its receipt of any such notice stating that after giving effect to such action such Purchaser would have a Regulatory Problem, the Company shall defer taking such action for such period (not to extend beyond 45 days after such Purchaser's receipt of the Company's original notice) as such Purchaser requests to permit it and its Affiliates to reduce the quantity of the Company's securities they own in order to avoid the Regulatory Problem. In addition, the Company shall not be a party to any merger, consolidation, recapitalization or other transaction pursuant to which any Purchaser would be required to take any voting securities, or any securities convertible into voting securities, which might reasonably be expected to cause such Purchaser to have a Regulatory Problem. For purposes of this paragraph, a Person shall be deemed to have a "Regulatory Problem" when such Person and such Person's Affiliates would own, control or have power over a greater quantity of securities of any kind issued by the

Company or any other entity than are permitted under any requirement of any governmental authority.

          3.1L.  Public Disclosures.  The Company shall not, nor shall it permit
                 ------------------
any Subsidiary to, disclose any Purchaser's name or identity as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of such Purchaser, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall give written notice to such Purchaser describing in reasonable detail the proposed content of such disclosure and shall permit the Purchaser to review and comment upon the form and substance of such disclosure.

          3.1M.  Put.  Subject to paragraph 3L(iv), at any time after June 30,
                 ---
2001, each holder of Underlying Common Stock shall have the right, so long as the Underlying Common Stock represents less than 50% of the Company's Common Stock (of all classes) outstanding and then required to be issued upon exercise of any option, warrant, conversion privilege or similar right, to sell to the Company any or all of its Underlying Common Stock for an amount in cash equal to its fair market value upon thirty days' prior written notice to the Company.
The Company shall take all such actions, including selling assets, borrowing funds and giving liens in connection therewith, determining its capital surplus based upon appraisals or valuations of its assets and obtaining assets of its lenders, as may be required to permit it to purchase any shares so requested to be purchased. The closing of any such purchase and sale shall take place at such time and place as the holder electing to make such sale shall reasonably determine. In the event that, notwithstanding compliance with its obligations hereunder the Company is legally prohibited from completing such purchase, the Company shall unless waived by the selling holder, purchase the maximum number of shares then legally permitted, thereafter conduct its affairs so as to purchase any remaining shares as quickly as possible and offer to purchase any shares which cannot be purchased for cash for promissory notes which bear the highest interest rate, have the shortest maturity rate and are secured by the most collateral as is then or subsequently permitted. "Fair market value" means for purposes of this paragraph the value determined in accordance with the definition thereof in the Executive Stock Agreements or such higher value as may be determined by an investment banking firm selected by the seller, with the consent of the Company which shall not be unreasonably withheld, the fees of which firm shall be equally shared by the Company and the seller.

          3.1N.  Exchange of Class A Common for Class B Common. Whenever Class A
                 ---------------------------------------------
Common may be exchanged for Class B Common, under the Warrants, the same shall be done, to the extent permitted under the Warrants, at the request of holders of Class B Common issued hereunder.

          Section 4.  Transfer of Restricted Securities.
                      ---------------------------------

          4.1A.  General Provisions.  Restricted Securities are transferable
                 ------------------
only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (iii) subject to the conditions specified in paragraph 4B below, any other legally available means of transfer.

          4.1B.  Opinion Delivery.  In connection with the transfer of any
                 ----------------
Restricted Securities (other than a transfer described in paragraph 4A(i) or (ii) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Kirkland & Ellis or other counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of Kirkland & Ellis or such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in paragraph 7C. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this paragraph and paragraph 7C.

          4.1C.  Rule 144A.  Upon the request of any Purchaser, the Company
                 ---------
shall promptly supply to such Purchaser or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

          4.1D.  Legend Removal.  If any Restricted Securities become eligible
                 --------------
for sale pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in paragraph 7C from the certificates for such Restricted Securities.

          Section 5.  Representations and Warranties of the Company.  As a
                      ---------------------------------------------
material inducement to the Purchasers to enter into this Agreement and purchase the Investor Stock hereunder, the Company hereby represents and warrants that (such representations and warranties assume that the transactions contemplated in this Acquisition Agreement and hereby have been consummated):

          5.1A.  Organization, Corporate Power and Licenses.  The Company is a
                 ------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. The Company possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's and each Subsidiary's charter documents and bylaws which have been furnished to the Purchasers' special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

          5.1B.  Capital Stock and Related Matters.
                 ---------------------------------

       (i) As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of (a) 500,000 shares of preferred stock, of which 18,125 shares shall be designated as Class A Preferred (all of which shall be issued and outstanding), (b) 9,000,000 shares of Class A Common, of which 110,410 shares shall be issued and outstanding and 33,340 shares shall be reserved for issuance upon exchange of the Class B Common issued hereunder and issuable upon exchange of the Warrants and 1,250 shares shall be reserved for issuance upon exercise of the Warrants, (c) 500,000 shares of Class B Common, of which 27,090 shares shall be issued and outstanding and 5,000 shares shall be reserved for issuance upon exercise of the Warrants. Except as set forth on the "Capitalization Schedule," as of the Closing, neither the Company nor any Subsidiary shall have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except for the Class B Common and the Warrants. As of the Closing, neither the Company nor any Subsidiary shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except pursuant to this Agreement, the Certificate of Incorporation, the Executive Stock Agreements and the Borrowing Agreement. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

       (ii) There are no statutory or, to the best of the Company's knowledge, contractual stockholders' preemptive rights or rights of refusal with respect to the issuance of the Investor Stock hereunder or the issuance of the Class A Common upon conversion of the Class B Common or upon exercise of the Warrants. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Investor Stock do not require registration under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, except as contemplated herein.

          5.1C.   Subsidiaries; Investments.  The Company does not own or hold
                  -------------------------
any rights to acquire any shares of stock or any other security or interest in any other Person, and the Company has never had any Subsidiary.

          5.1D.   Authorization; No Breach.  The execution, delivery and
                  ------------------------
performance of this Agreement, the Registration Agreement, the Acquisition Agreement, the Borrowing Agreement and all other agreements contemplated hereby to which the Company is a party, the amendment of the Certificate of Incorporation and the amendment of the Company's bylaws have been duly authorized by the Company. This Agreement, the Registration Agreement, the Acquisition Agreement, the Borrowing Agreement, the preferred stock provisions of the Certificate of Incorporation and all other agreements contemplated hereby to which the Company is a party each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement, the Registration Agreement, the Acquisition Agreement, the Borrowing Agreement and all other agreements contemplated hereby to which the Company is a party, the offering, sale and issuance of the Investor Stock hereunder and the Warrants under the Borrowing Agreement, the issuance of the Class A Common upon conversion of the Class B Common, the amendment of the Certificate of Incorporation and the Company's bylaws and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the charter or bylaws of the Company or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company or any Subsidiary is subject.

          5.1E.   [Intentionally Blank]

          5.1F.   Absence of Undisclosed Liabilities.  Except as set forth on
                  ----------------------------------
the attached "Liabilities Schedule," the Company and its Subsidiaries do not have any material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company or any Subsidiary, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (i) liabilities set forth on the Latest Balance Sheet (including any notes thereto), (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and (iii) other liabilities and obligations expressly disclosed in the other Schedules to this Agreement.

          5.1G.   No Material Adverse Change.  Since the date of the Latest
                  --------------------------
Balance Sheet, there has been no material adverse change in the financial condition, operating results, assets, operations, business prospects, employee relations or customer or supplier relations of the Company.

          5.1H.   Absence of Certain Developments.
                  -------------------------------

       (i) Except as expressly contemplated by this Agreement or as set forth on the attached "Developments Schedule," since the date of the Latest Balance Sheet, the Company has not:

              (a) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities;

              (b) borrowed any amount or incurred or become subject to any material liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

              (c) discharged or satisfied any material Lien or paid any material obligation or liability, other than current liabilities paid in the ordinary course of business;

              (d) declared or made any payment or distribution of cash or other property to its stockholders with respect to its capital stock or other equity securities or purchased or redeemed any shares of its capital stock or other equity securities (including, without limitation, any warrants, options or other rights to acquire its capital stock or other equity securities);

              (e) mortgaged or pledged any of its properties or assets or subjected them to any Lien, except Liens for current property taxes not yet due and payable;

              (f) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or canceled any material debts or claims;

              (g) sold, assigned or transferred any patents or patent applications, trademarks, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets;

              (h) suffered any extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

              (i) made capital expenditures or commitments therefor that aggregate in excess of $75,000;

              (j) made any loans or advances to, guarantees for the benefit of, or any Investments in, any Persons in excess of $5,000 in the aggregate;

              (k) made any charitable contributions or pledges in excess of $5,000 in the aggregate;

              (l) suffered any damage, destruction or casualty loss exceeding in the aggregate $50,000, whether or not covered by insurance;

              (m) made any Investment in or taken steps to incorporate any Subsidiary; or

              (n) entered into any other material transaction, whether or not in the ordinary course of business.

       (ii) The Company has not at any time made any payments for political contributions or made any bribes, kickback payments or other illegal payments.

          5.1I.   Assets.  The Company has good and marketable title to, or a
                  ------
valid leasehold interest in, the properties and assets used by it, located on its premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for Liens disclosed on the Latest Balance Sheet (including any notes thereto) and Liens for current property taxes not yet due and payable, except for liens created by the Acquisition Agreement created or permitted by the Borrowing Agreement and except for Permitted Liens. Except as described on the Assets Schedule, the Company's buildings, equipment and other tangible assets are in good operating condition in all material respects and are fit for use in the ordinary course of business. The Company owns, or have a valid leasehold interest in, all assets necessary for the conduct of their respective businesses as presently conducted and as presently proposed to be conducted.

          5.1J.   Tax Matters.
                  -----------

          (i) The Company has filed all Tax Returns which they are required to file under applicable laws and regulations; all such Tax Returns are complete and correct in all material respects and have been prepared in compliance with all applicable laws and regulations in all material respects; the Company in all material respects has paid all Taxes due and owing by them (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authority all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party; the Company has not waived any statute of limitations with respect to any Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency; the accrual for Taxes on the Latest Balance Sheet would be adequate to pay all Tax liabilities of the Company if their current tax year were treated as ending on the date of the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); since the date of the Latest Balance Sheet, the Company has not incurred any material liability for Taxes other than in the ordinary course of business; the assessment of any additional Taxes for periods for which Tax Returns have been filed by the Company is not expected to exceed the recorded liability therefor on the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); no foreign, federal, state or local tax audits or administrative or judicial proceedings are pending or being conducted with respect to the Company, no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority and no written notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority; and there are no material unresolved questions or claims concerning the Company's Tax liability.

          (ii) "Tax" or "Taxes" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not. "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

          5.1K.   Contracts and Commitments.
                  -------------------------

       (i) Except as expressly contemplated by this Agreement or as set forth on the attached "Contracts Schedule" or the attached "Employee Benefits Schedule," the Company is not a party to or bound by any written or oral:

             (a) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

             (b) written contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis or contract relating to loans to officers, directors or Affiliates;

             (c) contract under which the Company has advanced or loaned any other Person amounts in the aggregate exceeding $25,000;

             (d) agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company;

             (e) guarantee of any obligation in excess of $5,000;

             (f) lease or agreement under which the Company is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $20,000;

             (g) lease or agreement under which the Company is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company;

             (h) contract or group of related contracts with the same party or group of affiliated parties the performance of which involves consideration in excess of $30,000;

             (i) assignment, license, indemnification or agreement with respect to any intangible property (including, without limitation, any Intellectual Property);

             (j) warranty agreement with respect to its services rendered or its products sold or leased except in the ordinary course of business;

             (k) agreement under which it has granted any Person any registration rights (including, without limitation, demand and piggyback registration rights);

             (l) sales, distribution or franchise agreement;

             (m) agreement with a term of more than six months which is not terminable by the Company or any Subsidiary upon less than 30 days notice without penalty;

             (n) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; or

             (o) any other agreement which is material to its operations and business prospects or involves a consideration in excess of $100,000 annually.

       (ii) All of the contracts, agreements and instruments set forth on the Contracts Schedule are valid, binding and enforceable in accordance with their respective terms. The Company has performed all material obligations required to be performed by it and is not in default under or in breach of nor in receipt of any claim of default or breach under any contract, agreement or instrument to which the Company is subject; no event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of noncompliance by the Company under any contract, agreement or instrument to which the Company is subject; the Company does not have any present expectation or intention of not fully performing all such obligations; the Company does not have knowledge of any breach or anticipated breach by the other parties to any contract, agreement, instrument or commitment to which it is a party; and the Company is not a party to any materially adverse contract or commitment.

          5.1L.   Intellectual Property Rights.
                  ----------------------------

       (i) The attached "Intellectual Property Schedule" contains a complete and accurate list of all (a) patented or registered Intellectual Property Rights owned or used by the Company, (b) pending patent applications and applications for registrations of other Intellectual Property Rights filed by the Company,
(c) unregistered trade names and corporate names owned or used by the Company and (d) unregistered trademarks, service marks, copyrights, mask works and computer software owned or used by the Company. The Intellectual Property Schedule also contains a complete and accurate list of all licenses and other rights granted by the Company to any third party with respect to any Intellectual Property Rights and all licenses and other rights granted by any third party to the Company with respect to any Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights. The Company owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of the businesses of the Company as presently conducted. The loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or used by the Company would not reasonably be expected to have a material adverse effect on the conduct of the Company's businesses, and no such loss or expiration is threatened, pending or reasonably foreseeable.

       (ii) Except as set forth on the Intellectual Property Schedule, (a) the Company owns all right, title and interest in and to all of the Intellectual Property Rights listed on such schedule, (b) there have been no claims made against the Company asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights, and, to the best of the Company's knowledge, there are no grounds for the same, (c) the Company has not received any notices of, and is not aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that the Company license any rights from a third party), and
(d) the conduct of the Company's business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons, nor would any future conduct as presently contemplated infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons, with the possible exception of certain of the schools being acquired from Seller using similar names to other NEC schools in the same area.

          5.1M.   Litigation, etc.  Except as set forth on the attached
                  ---------------
"Litigation Schedule," there are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Company's knowledge, threatened against or affecting the Company (or to the best of the Company's knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company with respect to their businesses or proposed business activities), or pending or threatened by the Company or any Subsidiary against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement); the Company is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Company's knowledge, any governmental investigations or inquiries; and, to the best of the Company's knowledge, there is no basis for any of the foregoing. Except as set forth in the "Litigation Schedule," the Company is not subject to any judgment, order or decree of any court or other governmental agency, and the Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

          5.1N.   Brokerage.  Except as set forth on the attached "Brokerage
                  ---------
Schedule," there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

          5.1O.   Governmental Consent, etc.  Except as contemplated in the
                  -------------------------
Acquisition Agreement, no permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby.

          5.1P.   Employees.  The Company is not aware that any executive or key
                  ---------
employee of the Company or any group of employees of the Company has any plans to terminate employment with the Company. The Company has complied in all material respects with all laws relating to the employment of labor (including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes), and the Company is not aware that it has any material labor relations problems (including, without limitation, any union organization activities, threatened or actual strikes or work stoppages or material grievances). Neither the Company, nor to the best of the Company's knowledge, any of its employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Company, except for agreements between the Company and its present and former employees.

          5.1Q.   ERISA.
                  -----

       (i)   Multiemployer Plans.  The Company does not have any obligation to
             -------------------
contribute to (or any other liability, including current or potential withdrawal liability, with respect to) any "multiemployer plan" (as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")).

       (ii)  Retiree Welfare Plans.  The Company does not maintain or have
             ---------------------
any obligation to contribute to (or any other liability with respect to) any plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under Section 4980B of the IRC or as required under applicable state law).

       (iii) Defined Benefit Plans.  Except as set forth on the  "Employee
             ---------------------
Benefits Schedule," the Company does not maintain, contribute to or have any liability under (or with respect to) any employee plan which is a tax-qualified "defined benefit plan" (as defined in Section 3(35) of ERISA), whether or not terminated (any such plans, collectively with the Other Plans defined below, the "Plans").

       (iv)  Defined Contribution Plans.  The Company does not maintain,
             --------------------------
contribute to or have any liability under (or with respect to) any employee plan which is a tax-qualified "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated.

       (v)   Other Plans.  Except as set forth in the "Employee Benefits
             -----------
Schedule," the Company does not maintain, contribute to or have any liability under (or with respect to) any plan or arrangement providing benefits to current or former employees, including any bonus plan, plan for deferred compensation, employee health or other welfare benefit plan or other arrangement, whether or not terminated. Such plans and other arrangements are referred to as the "Other Plans."

       (vi)  The Company.  For purposes of this paragraph, the term "Company"
             -----------
includes all organizations under common control with the Company pursuant to
Section 414(b) or (c) of the IRC.

       (vii) Compliance.  The Plans and all related trusts, insurance contracts
             ----------
and funds have been maintained, funded and administered in compliance in all material respects with the applicable provisions of ERISA, the IRC and other applicable laws. Neither the Company nor any trustee or administrator of any Plan has engaged in any transaction with respect to the Plans which could subject the Company or any trustee or administrator or the Plans, or any party dealing with any such Plan, nor do the transactions contemplated by this Agreement constitute transactions which could subject any such party, to either a civil penalty assessed pursuant to Section 502(i) of ERISA or the tax or penalty on prohibited transactions imposed by Section 4975 of the IRC. No actions, suits or claims with respect to the assets of the Plans (other than routine claims for benefits) are pending or threatened which could result in or subject the Company to any material liability, and there are no circumstances which could give rise to or be expected to give rise to any such actions, suits or claims.

          5.1R.  Compliance with Laws.  The Company has not violated any law or
                 --------------------
any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company, and the Company has not received notice of any such violation. The Company is not subject to, or has no reason to believe it may become subject to, any liability (contingent or otherwise) or corrective or remedial obligation arising under any federal, state, local or foreign law, rule or regulation (including the common law) relating to or regulating health, safety, pollution or the protection of the environment ("Environmental Laws").

          5.1S.  Environmental and Safety Matters.
                 --------------------------------

          (i) For purposes of this Agreement, the term "Environmental and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation); "Release" shall have the meaning set forth in CERCLA (as defined below); and "Environmental Lien" shall mean any Lien, whether recorded or unrecorded, in favor of any governmental entity, relating to any liability of the Company arising under any Environmental and Safety Requirements.

          (ii)   Except as set forth on the attached "Environmental Schedule":

                 (a) The Company has complied with and is currently in compliance with all Environmental and Safety Requirements, and the Company has not received any oral or written notice, report or information regarding any liabilities (whether accrued, absolute, contingent, unliqui-dated or otherwise) or any corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements which relate to the Company or any of its properties or facilities.

                 (b) Without limiting the generality of the foregoing, the Company has obtained and complied with, and is currently in compliance with, all permits, licenses and other authorizations that may be required pursuant to any Environmental and Safety Requirements for the occupancy of its properties or facilities or the operation of their businesses.

               (c) Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations on the Company for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements (including, without limitation, any so called "transaction-triggered" or "responsible property transfer" laws and regulations).

               (d) None of the following exists at any property or facility owned, occupied or operated by the Company:

               (1) underground storage tanks or surface impoundments;

               (2) asbestos-containing materials in any form or condition; or

               (3) materials or equipment containing polychlorinated
                   biphenyls.

               (e) The Company has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or Released any substance (including, without limitation, any hazardous substance) or owned, occupied or operated any facility or property, so as to give rise to liabilities of the Company for response costs, natural resource damages or attorneys fees pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended, or any other Environmental and Safety Requirements.

               (f) Without limiting the generality of the foregoing, no facts, events or conditions relating to the past or present properties, facilities or operations of the Company or its Subsidiaries shall prevent, hinder or limit continued compliance with Environmental and Safety Requirements, give rise to any corrective, investigatory or remedial obligations pursuant to Environmental and Safety Requirements or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements (including, without limitation, those liabilities relating to onsite or offsite Releases or threatened Releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

          5.1T.    Affiliated Transactions.  Except as set forth on the
                   -----------------------
attached "Affiliated Transactions Schedule," no officer or director of the Company or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company has any material interest in any material property used by the Company.

          5.1U.     Disclosure.  Neither this Agreement nor any of the exhibits,
                    ----------
schedules, attachments, written statements, documents, certificates or other items prepared or supplied to any Purchaser by or on behalf of the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which the Company has not disclosed to the Purchasers in writing and of which any of its officers, directors or executive employees is aware (other than general economic conditions) and which has had or would reasonably be expected to have a material adverse effect upon the existing or expected financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of the Company.

          5.1V.     Closing Date.  The representations and warranties of the
                    ------------
Company contained in this Section 5 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any certificate or other writing delivered by, or on behalf of, the Company to any Purchaser shall be true and correct in all material respects on the date of the Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement, the Acquisition Agreement and the Borrowing Agreement.

          5.1W.     Acquisition Agreement Representations.  To the best of the
                    -------------------------------------
Company's knowledge after due inquiry, the representations and warranties made by Seller and NEC in the Acquisition Agreement are true and correct in all material respects.

          5.1X.     Projections and Pro Forma Financial Statements. The
                    ----------------------------------------------
projected financial statements and financial information of the Company included in the Company's Private Placement Memorandum for a $2.5 million Equity Investment, dated April 21, 1995, are based on fair and reasonable assumptions in light of the historical performance of the business to be acquired, the plans to change the operations thereof and reasonably forseeable business conditions.

          5.1Y.     Knowledge.  As used in this Section 5, the terms "knowledge"
                    ---------
or "aware" shall mean the actual knowledge or awareness of the Company (which shall include the actual knowledge and awareness of the officers, directors and key employees of the Company.

          Section 6.  Definitions.
                      -----------

          6.1A.     Definitions.  For the purposes of this Agreement, the
                    -----------
following terms have the meanings set forth below:

          "Affiliate" of any particular Person means any other Person
           ---------
controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

          "Borrowing Agreement" means the loan agreement and the related
           -------------------
agreements between the Company and the Lender referred to in paragraph 2G, as such agreements are in effect at the closing and amended, modified or waived from time to time as permitted by paragraph.

          "Executive Stock"  means all shares of Class A Common and all shares
           ---------------
of vested Class B Common held by each executive party to an Executive Stock Agreement who, at the time in question, is employed by the Company or one of its Subsidiaries.

          "Event of Noncompliance" has the meaning set forth in the Certificate
           ----------------------
of Incorporation.

          "Indebtedness" means all indebtedness for borrowed money (including
          -------------
purchase money obligations) maturing one year or more from the date of creation or incurrence thereof or renewable or extendible at the option of the debtor to a date one year or more from the date of creation or incurrence thereof, all indebtedness under revolving credit arrangements extending over a year or more, all capitalized lease obligations and all guarantees of any of the foregoing.

          "Intellectual Property Rights" means all (i) patents, patent
           ----------------------------
applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information),
(vii) other intellectual
property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

          "Investment" as applied to any Person means (i) any direct or indirect
           ----------
purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

          "IRC" means the Internal Revenue Code of 1986, as amended, and any
           ---
reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

          "IRS" means the United States Internal Revenue Service.
           ---

          "Liens" means any mortgage, pledge, security interest, encumbrance,
           -----
lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, any Subsidiary or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company or any Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

          "Officer's Certificate" means a certificate signed by the Company's
           ---------------------
president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are reasonably necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

          "Permitted Liens" means:
           ---------------

               (i) tax liens with respect to taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with generally accepted accounting principles, consistently applied;

               (ii) deposits or pledges made in connection with, or to secure payment of, utilities or similar services, workers' compensation, unemployment insurance, old age pensions or other social security obligations;

               (iii) purchase money security interests in any property acquired by the Company or any Subsidiary to the extent permitted by this Agreement;

               (iv) interests or title of a lessor under any lease permitted by this Agreement;

               (v) mechanics', materialmen's or contractors' liens or encumbrances or any similar lien or restriction for amounts not yet due and payable;

               (vi) easements, rights-of-way, restrictions and other similar charges and encumbrances not interfering with the ordinary conduct of the business of the Company and its Subsidiaries or detracting from the value of the assets of the Company and its Subsidiaries;

               (vii) liens outstanding on the date hereof which secure Indebtedness and which are described in the schedules to this Agreement; and

               (viii) liens assumed by the Company or a Subsidiary in connection with the Acquisition permitted by this Agreement, and liens created under or contemplated by the Acquisition Agreement and the Borrowing Agreement.


               "Person" means an individual, a partnership, a corporation, a
                ------
limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

               "Qualified Public Offering"  has the meaning specified in the
                -------------------------
Executive Stock Agreements.

               "Restricted Securities" means (i) the Investor Stock issued
                ---------------------
hereunder, (ii) the Class A Common issued upon exchange of Class B Common and
(iii) any securities issued with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in paragraph 7C have been delivered by the Company in accordance with paragraph 4. Whenever any particular securities cease to be Restricted

Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in paragraph 7C.

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
similar federal law then in force.

          "Securities and Exchange Commission" includes any governmental body or
           ----------------------------------
agency succeeding to the functions thereof.

          "Securities Exchange Act" means the Securities Exchange Act of 1934,
           -----------------------
as amended, or any similar federal law then in force.

          "Subsidiary" means any corporation of which the securities having a
           ----------
majority of the ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through one or more Subsidiaries.

          "Underlying Common Stock" means (i) the Class A Common issued
           -----------------------
hereunder, (ii) the Class A Common issued or issuable upon exchange of the Class B Common and (iii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) or (ii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares of Underlying Common Stock, such shares shall cease to be Underlying Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or
(c) repurchased by the Company or any Subsidiary.

          "Warrants" means the warrants to be issued under the Borrowing
           --------
Agreement.

          "Wholly-Owned Subsidiary" means, with respect to any Person, a
           -----------------------
Subsidiary of which all of the outstanding capital stock or other ownership interests are owned by such Person or another Wholly-Owned Subsidiary of such Person.

          Section 7.  Miscellaneous.
                      -------------

          7.1A.     Expenses.  The Company shall pay, and hold each Purchaser
                    --------
and all holders of Class A Preferred and Underlying Common Stock harmless against liability for the payment of, (i) the reasonable fees and expenses of their special counsel arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement which shall be payable at the Closing or, if the Closing does not occur, payable upon demand, (ii) the reasonable fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the agreements contemplated hereby, the Certificate of Incorporation, (iii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of Investor Stock or any shares of Class A Common issuable upon conversion of Class B Common, (iv) the reasonable fees and expenses incurred with respect to the enforcement of the rights granted under this Agreement, the agreements contemplated hereby and, the Certificate of Incorporation and (v) the reasonable fees and expenses incurred by each such Person in any filing with any governmental agency with respect to its investment in the Company or in any other filing with any governmental agency with respect to the Company which mentions such Person.

          7.1B.     Remedies.  Each holder of Class A Preferred and Underlying
                    --------
Common Stock shall have all rights and remedies set forth in this Agreement, the Certificate of Incorporation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          7.1C.     Purchaser's Investment Representations.  Each Purchaser
                    --------------------------------------
hereby represents that it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent any Purchaser and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 4 hereof. Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

     "The securities represented by this certificate were originally issued on June 30, 1995, and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Purchase Agreement, dated as of June 30, 1995 and as amended and modified from time to time, between the issuer (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

          7.1D.     Treatment of the Preferred Stock.  The Company covenants and
                    --------------------------------
agrees that (i) so long as federal income tax laws prohibit a deduction for distributions made by the Company with respect to preferred stock, it shall treat all distributions paid by it on the Preferred Stock as non-deductible dividends on all of its tax returns and (ii) it shall treat the Preferred Stock as preferred stock in all of its financial statements and other reports and shall treat all distributions paid by it on the Preferred Stock as dividends on preferred stock in such statements and reports. The Company acknowledges and agrees that the increased dividend rate on the Preferred Stock provided for in the Certificate of Incorporation upon the occurrence of certain Events of Noncompliance has been negotiated by (and is intended by) the Company and the Purchasers as a reasonable increase in yield necessitated by the increased risk to the holders of the Preferred Stock which would arise upon any such occurrence.

          7.1E.  Consent to Amendments.  Except as otherwise expressly provided
                 ---------------------
herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of a majority of the outstanding Class A Preferred; pro vided that if there is no Class A Preferred outstanding, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, only if the Company has obtained the written consent of the holders of a majority of the Underlying Common Stock. No other course of dealing between the Company and the holder of any Class A Preferred or Underlying Common Stock or any delay in exercising any rights hereunder or under the Certificate of Incorporation shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, shares of Class A Preferred or Underlying Common Stock held by the Company shall not be deemed to be outstanding. If the Company pays any consideration to any holder of Class A Preferred or Underlying Common Stock for such holder's consent to any amendment, modification or waiver hereunder, the Company shall also pay each other holder granting its consent hereunder equivalent consideration computed on a pro rata basis.

          7.1F.  Survival of Representations and Warranties.  All
                 ------------------------------------------
representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Purchaser or on its behalf.

          7.1G.     Successors and Assigns.  Except as otherwise expressly
                    ----------------------
provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Purchaser's benefit as a purchaser or holder of Class A Preferred or Underlying Common Stock are also for the benefit of, and enforceable by, any subsequent holder of such Class A Preferred or such Underlying Common Stock.

          7.1H.     Capital and Surplus; Special Reserves.  The Company agrees
                    -------------------------------------
that the capital of the Company (as such term is used in Section 154 of the General Corporation Law of Delaware) in respect of the Class A Preferred issued pursuant to this Agreement shall be equal to the aggregate par value of such shares and that it shall not increase the capital of the Company with respect to any shares of the Company's capital stock at any time on or after the date of this Agreement. The Company also agrees that it shall not create any special reserves under Section 171 of the General Corporation Law of Delaware without the prior written consent of the holders of a majority of the outstanding Class A Preferred except as may be required by law.

          7.1I.     Generally Accepted Accounting Principles.  Where any
                    ----------------------------------------
accounting determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with generally accepted accounting principles, consistently applied, except that if because of a change in generally accepted accounting principles the Company would have to alter a previously utilized accounting method or policy in order to remain in compliance with generally accepted accounting principles, such determination or calculation shall continue to be made in accordance with the Company's previous accounting methods and policies.

          7.1J.     Severability.  Whenever possible, each provision of this
                    ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          7.1K.     Counterparts.  This Agreement may be executed simultaneously
                    ------------
in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          7.1L.     Descriptive Headings; Interpretation.  The descriptive
                    ------------------------------------
headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

          7.1M.     Governing Law.  The corporate law of the State of Delaware
                    -------------
shall govern all issues and questions concerning the relative rights and obligations of the Company and its stockholders. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. In furtherance of the foregoing, the internal law of the State of California shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

          7.1N.     Notices.  All notices, demands or other communications to be
                    -------
given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Purchaser at the address indicated on the Schedule of Purchasers and to the Company at the address indicated below:

                    1732 Reynolds Street
                    Irvine, CA  92714

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          7.1O.     Understanding Among the Purchasers.  The determination of
          -----     ----------------------------------
each Purchaser to purchase the Investor Stock pursuant to this Agreement has been made by such Purchaser independent of any other Purchaser and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser.

          7.1P.     No Strict Construction.  The parties hereto have
                    ----------------------
participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                                 CORINTHIAN SCHOOLS, INC.


                                 By   /s/ David G. Moore
                                     --------------------------

                                 Its  PRESIDENT
                                      -------------------------




                                 PRIMUS CAPITAL FUND III
                                   LIMITED PARTNERSHIP

                                 By:Primus Venture Partners, Inc.

                                 By __________________________

                                 Its _________________________


                                 BANC ONE CAPITAL PARTNERS II,
                                   LIMITED PARTNERSHIP

                                 By:__________________________

                                 By __________________________

                                 Its _________________________

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                                 CORINTHIAN SCHOOLS, INC.


                                 By __________________________

                                 Its _________________________




                                 PRIMUS CAPITAL FUND III
                                   LIMITED PARTNERSHIP

                                 By:Primus Venture Partners, Inc.

                                 By   /s/ Loyal W. Wilson
                                     -------------------------

                                 Its  President
                                      ------------------------


                                 BANC ONE CAPITAL PARTNERS II,
                                   LIMITED PARTNERSHIP

                                 By:_________________________

                                 By _________________________

                                 Its ________________________

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                                 CORINTHIAN SCHOOLS, INC.


                                 By __________________________________________

                                 Its _________________________________________




                                 PRIMUS CAPITAL FUND III
                                   LIMITED PARTNERSHIP

                                 By:Primus Venture Partners, Inc.

                                 By __________________________________________


                                 Its _________________________________________


                                 BANC ONE CAPITAL PARTNERS II,
                                   LIMITED PARTNERSHIP

                                 By: Banc One Capital Partners II, Corporation
                                     -----------------------------------------

                                 By  /s/ Earle J. Bensing
                                     -----------------------------------------

                                 Its  Senior Vice President
                                     ------------------------------------------

                             SCHEDULE OF PURCHASERS
                             ----------------------


                                                           Total
                            No. of    No. of   No. of    Purchase
                            Shares    Shares   Shares      Price
                              of        of       of         for
        Names and           Class A   Class A  Class B   Investor
        Addresses          Preferred  Common   Common      Stock
-------------------------  ---------  -------  -------  -----------
Primus Capital Fund III       14,500   55,000    -0-     $2,000,000
Limited Partnership
Attn: Loyal W. Wilson
1375 East Ninth Street
Suite 2700
Cleveland, Ohio  44114

Banc One Capital               3,625    5,410  8,340     $  500,000
Partners II, Limited
Partnership
Attn: Earle J. Bensing
10 West Broad Street
Suite 400
Columbus, Ohio  43215


                              ______   ______  _____     __________
TOTAL                         18,125   60,410  8,340     $2,500,000

                                LIST OF EXHIBITS
                                ----------------



Exhibit A   -  Restated Certificate of Incorporation

Exhibit B   -  Bylaws

Exhibit C   -  Registration Agreement

Exhibit D   -  Executive Stock Agreement

Exhibit E   -  Opinion of Counsel

                          LIST OF DISCLOSURE SCHEDULES
                          ----------------------------


                 Capitalization Schedule
                 Assets Schedule
                 Contracts Schedule
                 Intellectual Property Schedule
                 Litigation Schedule
                 Brokerage Schedule
                 Employees Schedule
                 Employee Benefits Schedule
                 Environmental Schedule
                 Affiliated Transactions Schedule